JPMORGAN CHASE BANK, N.A. F-6EF

Exhibit (e)

Rule 466 Certification

The depositary, JPMorgan Chase Bank, N.A., represents and certifies the following:

i.	That it previously had filed a registration statement on Form F-6 (File No. 333-255989), which the U.S. Securities and Exchange Commission declared effective, with terms of deposit identical to the terms of deposit of this Form F-6 Registration Statement; and
ii.	That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.
JPMORGAN CHASE BANK, N.A.

By:	/s/Timothy E. Green
	Name:	Timothy E. Green
	Title:	Vice President